AMENDED AND RESTATED OPERATING AGREEMENT


     THIS AMENDED AND RESTATED OPERATING AGREEMENT (this "Amended and Restated Agreement") of NTL (Triangle) LLC (the "Company") is dated as of this 3rd day of April, 2000 and amends and restates the Operating Agreement (the "Agreement") of the Company, dated as of the 14th day of November, 1999.

                                     RECITAL

     NTL Group Limited, the sole member of the Company (the "Member") pursuant to a written consent, dated as of the date hereof and adopted in compliance with
Section 2.2(b) of the Agreement and Section 18-302(d) of the Delaware Limited Liability Company Act and any successor statute, as amended from time to time (the "Act") has approved the amendment and restatement of the Agreement.


                                    ARTICLE 1
                          The Limited Liability Company
                          -----------------------------

     1.1 Name. The name of the Company shall be "NTL (Triangle) LLC" and its business shall be carried on in such name with such variations and changes as the Board (as defined herein) shall determine or deem reasonably necessary to comply with requirements of the jurisdictions in which the Company's operations are conducted, have previously been conducted, or are expected to be conducted.

     1.2 Business Purpose; Powers. The business purpose of the Company is to engage in any lawful business or activity in which limited liability companies are permitted to engage under the Act. The Company shall possess and may exercise all the powers and privileges granted by the Act, by any other law or by this Amended and Restated Agreement, together with any powers incidental thereto, insofar as such powers and privileges are necessary, appropriate, advisable, incidental or convenient to the conduct, promotion or attainment of the business purposes or activities of the Company.

     1.3 Registered Office and Agent. The Company shall maintain a registered office in the State of Delaware. The name and address of the Company's registered agent in the State of Delaware is, Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19801. The Board or a duly authorized committee thereof may, from time to time, change the Company's registered office and/or registered agent and shall forthwith amend the Certificate of Formation to reflect such change(s).

     1.4 Term. Subject to the provisions of Articles 7 and 9 below, the Company shall have perpetual existence.

     1.5 Principal Place of Business. The principal place of business of the Company shall be at NTL House, Bartley Wood Business Park, Hook, Hampshire RG24 9XA, United Kingdom, or such other location as the Board may, from time to time, select.

     1.6 Title to Company Property. Legal title to all property of the Company shall be held, and vested and conveyed in the name and on behalf of the Company and no real or other property of the Company shall be deemed to be owned by the Member individually. The Common Shares (as defined herein) held by the Member shall constitute personal property.

     1.7 Business Transactions of the Member with the Company. In accordance with Section 18-107 of the Act, the Member and/or one or more Directors (as defined herein) may transact business with the Company and, subject to applicable law, shall have the same rights and obligations with respect to any such matter as a person who is not a member or director of the Company.

     1.8 Fiscal Year. The fiscal year of the Company for financial statement purposes shall end on December 31 of each year.

                                    ARTICLE 2
                                   The Member
                                   ----------

     2.1 The Member. The name and address of the Member is as follows:

     Name                                 Address
     ----                                 -------
     NTL Group Limited                    NTL House
                                          Bartley Wood Business Park
                                          Hook, Hampshire RG24 9XA
                                          United Kingdom

     2.2 Member Meetings.

     (i) Actions by the Member; Meetings. The Member may approve a matter or take any action at a meeting or without a meeting by the written consent of the Member pursuant to subparagraph (ii) below. Meetings of the Member may be called at any time by the Member.

     (ii) Action by Written Consent. Any action may be taken by the Member without a meeting if authorized by the written consent of the Member. In no instance where action is authorized by written consent of the Member will a meeting of the Member be called or notice be given. However, a copy of the action taken by written consent of the Member shall be filed with the records of the Company. The management of the Member shall not execute such written consent while outside the United Kingdom.

     (iii) Place of Meetings. The Board or a duly authorized committee thereof may designate any place within the United Kingdom as the place of meeting for any regular meeting or for any special meeting. If no designation is made, the place of the regular or special meeting shall be NTL House, Bartley Wood Business Park, Hook, Hampshire RG24 9XA, United Kingdom. The management of the Member may participate in a meeting by means of conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other, and any such participation in a meeting shall constitute presence in person of such management personnel of the Member at such meeting. Notwithstanding the previous sentence, the management of the Member while outside the United Kingdom shall not act in matters regarding the management and control of the Company when participating in any meeting of the Member by means of conference telephone.

     (iv) Notice of Meetings. Written notice stating the place, day, and hour of the meeting and, in the case of a special meeting, the purpose for which the meeting is called shall be delivered not less than ten (10) days nor more than sixty (60) days before the date of the meeting, either personally, by facsimile or by mail, by or at the direction of any Director calling the meeting to the Member of record of Common Shares entitled to vote at such meeting.

     (v) Waiver of Notice. When any notice is required to be given to the Member under the provisions of this Amended and Restated Agreement, a waiver thereof in writing signed by the person entitled to such notice, whether before, at, or after the time stated therein, shall be equivalent to the giving of such notice. Attendance of the Member at the meeting is also a wavier of notice.

     2.3 Liability of the Member. All debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and the Member shall not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a member.

     2.4 Admission of Members. New members shall be admitted only upon the approval of the Member.


                                    ARTICLE 3
                             The Board of Directors
                             ----------------------

     3.1 Management By Board of Directors. Subject to such matters that are expressly required by this Amended and Restated Agreement to be submitted to a vote of the Member, the business and affairs of the Company shall be managed by or under the direction of a Board of Directors (the "Board"). The Board shall have substantially similar rights, duties, obligations, and responsibilities as enumerated in Section 141 of the Delaware General Corporation Law. The Board shall be deemed to be a board of managers, and each director shall be deemed to be a "manager", for purposes of the Act. Other than rights and powers expressly reserved to the Member and authority delegated to officers of the Company in accordance with this Amended and Restated Agreement, the Board shall have full, independent, exclusive and complete discretion to manage and control the business and affairs of the Company, to make all decisions affecting the business and affairs of the Company and to take all such actions as it deems necessary or appropriate to accomplish the purposes of the Company as set forth herein.

     3.2 Decisions Affecting Policy or Management of the Company. The Board shall have the ultimate authority to make decisions on matters affecting the policy or management of the Company including, but not restricted to, the following:

     (i) structuring or financing the operations of the Company, including debt financing, issuing capital, and approving the transfer of Common Shares;

     (ii) appointing officers, revoking of such appointments, and determining the remuneration of officers and Directors;

     (iii) discussing, negotiating and finalizing any material contracts, including the sale or acquisition of Company assets or investments, whether intra-group or with a third party;

     (iv) approving any changes in the accounts of the Company, including the payment of distributions to the Member; and

     (v) entering into new business opportunities and reevaluating current business relationships.

     3.3 Composition of the Board of Directors. The Board shall consist of no less than two (2) individuals, the exact number to be determined from time to time by the resolution of the Board (collectively, the "Directors"). Directors shall be elected by the Member and shall hold office until their successors have been duly elected and qualified, subject, however, to a Director's earlier death, resignation, retirement, disqualification or removal from office.

     3.4 Meetings of the Board.

     (i) The Board shall hold meetings, both regular and special, at such times as may be necessary for the Company's business. Regular meetings of the Board may be held without notice at such time as shall from time to time be determined by the Board. Special meetings of the Board may be called on one (1) days' notice to each Director upon the written request of any one (1) Director. A quorum for a regular or special meeting shall exist when a majority of the Directors are participating in the meeting either in person or by conference telephone and such Directors are located in the United Kingdom at the time of such meeting.

     (ii) Notice of any Board meeting may be waived by any Director before, at or after such meeting. Attendance of a Director at a meeting is also a waiver of notice by such Director.

     (iii) All meetings of the Board of Directors shall only be held in the United Kingdom. The Board or a duly authorized committee thereof shall have the power to designate the specific place of all meetings.

     (iv) All actions of the Board shall require the affirmative vote of a majority of the Directors who constitute the quorum.

     (v) At all meetings of the Board a full and accurate record shall be kept by the Secretary or person charged with such duties.

     (vi) Meetings of the Board may be conducted in person or by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and any such participation in a meeting shall constitute presence in person of such Director at such meeting. Notwithstanding the previous sentence, Directors while outside the United Kingdom shall not act in matters regarding the management and control of the Company when participating in any meeting of the Board by means of conference telephone.

     (vii) In accordance with Section 18-404(d) of the Act, any action required or permitted to be taken at any meeting of the Board may be taken without a meeting, without prior notice and without a vote if the number of Directors having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting of the Board or any committee thereof consent thereto in writing. The writing or writings effectuating such written consent must be filed with the minutes of proceedings of the Board. No Director shall execute such written consent while outside the United Kingdom.

     3.5 Power to Bind Company. No Director (acting in his capacity as such) shall have any authority to bind the Company to any third party with respect to any matter except pursuant to a resolution expressly authorizing such action which resolution is duly adopted by the Board by the affirmative vote required for such matter pursuant to this Amended and Restated Agreement.

     3.6 Vacancies. Any vacancies occurring on the Board may be filled by a majority of the remaining Directors (even if less than a quorum) or by election at a meeting of the Member called for that purpose. A Director chosen to fill a vacancy shall serve the unexpired term of the Director's predecessor in office. Any Director's position to be filled by reason of an increase in the number of Directors shall be filled by a majority of the Directors then in office or by election at any meeting of the Member called for that purpose. A Director chosen to fill a position resulting from an increase in the number of Directors shall hold, office until the Director's successor has been duly elected and qualified, subject however, to a Director's earlier death, resignation, retirement, disqualification or removal from office.

     3.7 Resignation. Any Director may resign at any time by giving written notice to the remaining Directors. The resignation of any Director shall take effect upon receipt of written notice thereof or at such later time as shall be specified in such written notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     3.8 Removal. At a Member's meeting called expressly for that purpose, all Directors or any lesser number may be removed, with or without cause, by the vote of the Member.

     3.9 Committees. By resolution duly adopted by the Board, the Board may designate two or more Directors to constitute a committee of the Board. Each committee shall conduct its business in the same manner as the Board conducts its business pursuant to this Amended and Restated Agreement. Each committee will present reports and other findings at the request of the Board or pursuant to the resolution authorizing such committee.

     3.10 Qualification of Directors. All members of the Board shall be persons who are residents of the United Kingdom for all purposes (at the time of their appointment or election and during their initial term, any extension thereof or any subsequent term) and who have the appropriate expertise and experience in overseeing the business and affairs of an enterprise similar to the Company.

     3.11 Liability of Directors. Except as set forth in Section 3.12, no Director shall be personally liable for the debts, obligations or liabilities of the Company, including any such debts, obligations or liabilities arising under a judgment, decree or order of a court and shall not be required to lend or advance any funds to the Company.

     3.12 Fiduciary Duties. Each Director shall have the same fiduciary duties as a member of a board of directors of a Delaware corporation. Directors shall be personally liable to the Company or the Member for monetary damages for breach of fiduciary duty as a Director, in cases where the Directors (i) breach the duty of loyalty to the Company or the Member, (ii) act or omit to act not in good faith or carry out intentional misconduct or a knowing violation of law or
(iii) conduct transactions from which the Directors derived any improper personal benefit.

     3.13 Officers and Related Persons. Subject to the terms of any employment agreements to which the Company is a party, the Board shall have the authority to appoint and terminate officers of the Company and retain and terminate employees, agents and consultants of the Company and to delegate such duties to any such officers, employees, agents and consultants as the Board deems appropriate, including the power, acting individually or jointly, to represent and bind the Company in all matters, in accordance with the scope of their respective duties. All officers of the Company shall be persons who are residents of the United Kingdom for all purposes (at the time of their appointment and during their initial term, any extension thereof or any subsequent term) and who have appropriate expertise and experience in managing the business and affairs of an enterprise similar to the Company.


                                    ARTICLE 4
                       Capital Structure and Contributions
                       -----------------------------------

     4.1 Capital Structure. Subject to the terms of this Amended and Restated Agreement, the capital structure of the Company shall consist of one class of common membership interest (the "Common Shares"). Common Shares shall constitute the limited liability company interests under the Act. The total number of Common Shares which the Company shall have the authority to issue is 800,000 with a par value of Pound Sterling 0.01 per share. All Common Shares shall be identical with each other in every respect. The Board or a duly authorized committee thereof is expressly authorized, by resolution or resolutions, to create and to issue, out of unissued shares, different classes, groups or series of shares and to fix for each such class, group or series such voting powers, full or limited or no voting powers, and such designations, preferences and relative participating, optional or other special rights and qualifications, limitations or restrictions as determined by the Board or a duly authorized committee thereof.

     4.2 Capital Contributions. In accordance with Section 18-502 of the Act, the Board may not request the Member to make capital contributions to the Company.

                                    ARTICLE 5
                       Books of Account and Distributions
                       ----------------------------------

     5.1 Books of Account. For financial, accounting and tax purposes, the books and records of the Company shall be determined on an annual basis in accordance with the appropriate rules utilized for United Kingdom Generally Accepted Accounting Principles. The books of account of the Company shall be closed after the close of each calendar year, and there shall be prepared appropriate financial statements.

     5.2 Distributions. The Board shall determine if cash is available for distribution and the amount, if any, to be distributed to the Member, and shall authorize and distribute on the Common Shares, the determined amount, subject to applicable law, when, as and if such distribution is declared by the Board.

     5.3 Withholding Taxes. The Company is authorized to withhold from distributions to the Member, or with respect to allocations to the Member, and to pay over to a foreign, federal, state or local government, any amounts required to be withheld pursuant to the Internal Revenue Code of 1986, as amended (the "Code"), or any provisions of any other foreign, federal, state or local law pursuant to Section 18-1107 of the Act. Any amounts so withheld shall be treated as having been distributed to the Member under this Article 5 for all purposes of this Agreement, and shall be offset against the current or next amounts otherwise distributable to the Member.


                                    ARTICLE 6
                                 Company Records
                                 ---------------

     The Board shall cause to be maintained at a designated place in the United Kingdom complete and accurate records of the Company's affairs, including minute books and documents required by governing statutes. If no designation is made, the records shall be maintained at NTL House, Bartley Wood Business Park, Hook, Hampshire RG24 9XA, United Kingdom. The books of account shall be kept on such method of accounting as the Board shall select. The Company's accounting period shall be as determined by the Board.

                                    ARTICLE 7
                              Events of Dissolution
                              ---------------------

     Subject to approval by the Board, the Company shall be dissolved upon the occurrence of any of the following events (each, an "Event of Dissolution"):

     (i) The Member votes for dissolution; or

     (ii) A judicial dissolution of the Company under Section 18-802 of the Act.


                                    ARTICLE 8
                      Transfer of Interests in the Company
                      ------------------------------------

     Subject to approval by the Board, the Member may sell, assign, transfer, convey, gift, exchange or otherwise dispose of any or all of its Common Shares and, upon receipt by the Company of a written agreement by the person or business entity to whom such Common Shares are to be transferred agreeing to be bound by the terms of this Amended and Restated Agreement, such person shall be admitted as a member.


                                    ARTICLE 9
                                   Termination
                                   -----------

     9.1 Liquidation. In the event that an Event of Dissolution shall occur, then the Company shall be liquidated and its affairs shall be wound up. All proceeds from such liquidation shall be distributed in accordance with the provisions of Section 18-804 of the Act, and all Common Shares in the Company shall be cancelled.

     9.2 Final Accounting. In the event of the dissolution of the Company, prior to any liquidation, a proper accounting shall be made to the Member from the date of the last previous accounting to the date of dissolution.

     9.3 Distribution in Kind. In accordance with Section 18-605 of the Act, all or any portion of the Company's assets may be distributed in kind to the Member in the event the Board determines that it is in the best interests of the Company.

     9.4 Cancellation of Certificate. Upon the completion of the winding up of the Company and the distribution of the Company's assets, the Company shall be terminated and the Member shall cause the Company to execute and file a Certificate of Cancellation in accordance with Section 18-203 of the Act.


                                   ARTICLE 10
                         Exculpation and Indemnification
                         -------------------------------

     10.1 Exculpation. Notwithstanding any other provision of this Amended and Restated Agreement, whether express or implied, or obligation or duty at law or in equity, none of the Member, Directors, or any officers, directors, shareholders, consultants, employees, representatives or agents of any of the foregoing, nor any officer, employee, representative or agent of the Company or any of its affiliates (individually, a "Covered Person") shall be liable to the Company or any other person for any act or omission (in relation to the Company, this Amended and Restated Agreement, any related document or any transaction or investment contemplated hereby or thereby) taken or omitted by a Covered Person in the reasonable belief that such act or omission is in or is not contrary to the best interests of the Company and is within the scope of authority granted to such Covered Person by this Amended and Restated Agreement; provided such act or omission does not constitute fraud, willful misconduct, bad faith or gross negligence.

     10.2 Indemnification. To the fullest extent permitted by law, the Company shall indemnify and hold harmless each Covered Person from and against any and all losses, claims, demands, liabilities, expenses, judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative (collectively, "Claims"), in which the Covered Person may be involved, or threatened to be involved, as a party or otherwise, by reason of its management of the business and affairs of the Company or which relates to or arises out of the Company or its property, business or affairs. A Covered Person shall not be entitled to indemnification under this Section 10.2 with respect to (i) any Claim with respect to which such Covered Person has engaged in fraud, willful misconduct, bad faith or gross negligence or (ii) any Claim initiated by such Covered Person unless such Claim (or part thereof) (a) was brought to enforce such Covered Person's rights to indemnification hereunder or (b) was authorized or consented to by the Board prior to its initiation by the Covered Person. Expenses incurred by a Covered Person in defending any Claim shall be paid by the Company upon presentation to the Company of satisfactory documentation evidencing such expenses and in advance of the final disposition of such Claim upon receipt by the Company of an undertaking by or on behalf of such Covered Person to repay any amounts advanced by the Company promptly, in full, if it shall be ultimately determined that such Covered Person is not entitled to be indemnified by the Company as authorized by this Article 10.

     10.3 Nonexclusive Remedy. The rights and remedies under this Article 10 shall not be deemed or considered exclusive of or (in any way) diminish, limit, restrict, alter or otherwise adversely affect any other right to exculpation or to indemnification or any other right or remedy available to any Covered Person under this Amended and Restated Agreement, any other agreement, any vote of the Board, any applicable law or otherwise, both with respect to acts or omissions in an official capacity and acts or omissions in a separate capacity while holding such official capacity.

     10.4 Additional Covered Persons. The Board or a duly authorized committee thereof may, in its sole and absolute discretion, provide the rights set forth in this Article 10 to any employee, representative, consultant, advisor or agent of the Company and in such case, such persons shall have all the rights and entitlements of and be deemed to be a Covered Person as of the date determined by the Board in its sole and absolute discretion.

     10.5 Amendments. Any repeal or modification of this Article 10 by the Member shall not adversely affect any rights of such Covered Person pursuant to this Article 10, including the right to indemnification and to the advancement of expenses of a Covered Person existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.


                                   ARTICLE 11
                   Amendment to Amended and Restated Agreement
                   -------------------------------------------

     Amendments to this Amended and Restated Agreement and to the Certificate of Formation of the Company shall be approved in writing by the Member. This Amended and Restated Agreement may be amended at any time and from time to time. An amendment shall become effective as of the date specified in the approval of the Member or if none is specified as of the date of such approval or as otherwise provided in the Act.

                                   ARTICLE 12
                               General Provisions
                               ------------------

     12.1 Signatory Authority over Bank Accounts. Only the Directors, officers, or delegated persons under the control or direction of Directors and officers who are residents of the United Kingdom shall have the sole signatory authority over the Company's bank accounts.

     12.2 Notices. Unless otherwise specifically provided in this Amended and Restated Agreement, all notices and other communications required or permitted to be given hereunder shall be in writing and shall be (i) delivered by hand,
(ii) delivered by a recognized commercial overnight delivery service, (iii) mailed postage prepaid by first class mail in any such case directed or addressed to the address set forth below or (iv) transmitted by facsimile to:

   If to the Member, to:   NTL Group Limited
                           Attention: Robert Mackenzie, Secretary
                           NTL House
                           Bartley Wood Business Park
                           Hook, Hampshire RG24 9XA
                           United Kingdom
                           Facsimile No.: 01256 752170

   with a copy to:         Skadden, Arps, Slate, Meagher & Flom LLP
                           Attention: Thomas H. Kennedy, Esq.
                           Four Times Square
                           New York, New York 10036
                           United States
                           Facsimile No.: (011) (917) 777-2526

Such notices shall be effective: (a) in the case of hand deliveries when received; (b) in the case of a commercial overnight delivery service, on the next business day after being placed in the possession of such delivery service, with delivery charges prepaid; (c) in the case of mail, five (5) days after deposit in the postal system, first class mail, postage prepaid; and (d) in the case of facsimile notices, when electronic indication of receipt is received. Any party may change its address and facsimile number by written notice to the other given in accordance with this Section 12.2.

     12.3 Construction Principles. As used in this Amended and Restated Agreement words in any gender shall be deemed to include all other genders. The singular shall be deemed to include the plural and vice versa. The captions and article and section headings in this Amended and Restated Agreement are inserted for convenience of reference only and are not intended to have significance for the interpretation of or construction of the provisions of this Amended and Restated Agreement.

     12.4 Severability. If any provision of this Amended and Restated Agreement is held to be invalid or unenforceable for any reason, such provision shall be ineffective to the extent of such invalidity or unenforceability; provided, however, that the remaining provisions will continue in full force and effect without being impaired or invalidated in any way unless such invalid or unenforceable provision or clause shall be so significant as to materially affect the expectations of the Member regarding this Amended and Restated Agreement. Otherwise, any invalid or unenforceable provision shall be replaced by the Member with a valid provision which most closely approximates the intent and economic effect of the invalid or unenforceable provision.

     12.5 Governing Law. This Amended and Restated Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of laws thereof.

     12.6 Binding Effect. This Amended and Restated Agreement shall be binding upon, and inure to the benefit of, the Member and any person who is properly admitted as a member pursuant to this Amended and Restated Agreement.

     12.7 Additional Documents and Acts. The Member agrees to execute and deliver such additional documents and instruments and to perform such additional acts (including undertakings concerning appointment of an agent for service of process in the Island of Bermuda (solely with respect to activities that occurred on or prior to the conversion of the Company from a limited company to a limited liability company) and the State of Delaware, the payment of filing and other fees, the keeping of books and records, and making publications or periodic filings) as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions, and conditions of this Amended and Restated Agreement and of the transactions contemplated hereby.

     12.8 No Third-Party Beneficiary. This Amended and Restated Agreement is made solely for the benefit of the Member and any person who is properly admitted as a member pursuant to this Amended and Restated Agreement and no other person shall have any rights, interests, or claims hereunder or otherwise be entitled to any benefits under or on account of this Amended and Restated Agreement as a third-party beneficiary or otherwise.

     12.9 Limited Liability Company. The Member intends to form a limited liability company and does not intend to form a partnership under the laws of the State of Delaware or any other laws.

     IN WITNESS WHEREOF, the undersigned authorized representative of the Member has duly executed and delivered this Amended and Restated Agreement for and on behalf of the Member as of the date first above written.


                                             NTL GROUP LIMITED


                                             By: /s/ Robert Mackenzie
                                                 -------------------------------
                                                 Name: Robert Mackenzie
                                                 Title:   Director and Secretary